EXHIBIT A

                        Agreement Relating to the Filing
                       of Joint Statements on Schedule 13G
                     Pursuant to Rules 13d-1(c) and 13d-1(f)

   It is agreed among the undersigned that the Schedule 13G Statement to which this document is Exhibit A is filed on behalf of each of the undersigned as provided in Rules 13d-1(c) and 13d-1(f) of the General Rules and Regulations of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

   Date: February 10, 1997

   MERCHANT PARTNERS, LIMITED            MERCHANT ADVISORS, LIMITED
     PARTNERSHIP                           PARTNERSHIP
   By:  MERCHANT ADVISORS, LIMITED       By:  MERCHANT DEVELOPMENT
          PARTNERSHIP,                          CORP.,
        its general partner                   its general partner

        By:  MERCHANT DEVELOPMENT CORP., By:  /S/ Raymond L. Bank
             its general partner              Raymond L. Bank,
                                              President

             By:  /S/ Raymond L. Bank
                  Raymond L. Bank,
                  President

   MERCHANT DEVELOPMENT CORP.

   By:  /S/ Raymond L. Bank              /S/ Raymond L. Bank
        Raymond L. Bank,                 Raymond L. Bank
        President

                                         /S/ Dominic M. Magone
                                         Dominic M. Mangone